Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Significant Investment Activity, Third Quarter 2018 Results,

Narrows 2018 Guidance and Provides Initial 2019 Guidance

Philadelphia, PA, October 17, 2018 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2018, revised full year 2018 guidance and introduced 2019 earnings guidance.

Management Comments

“In addition to making excellent progress on our 2018 business plan, we also are announcing two significant transactions that further accelerate our growth,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “These transactions achieve our goals of increasing our revenue contribution from Austin, increasing our return on invested capital and creating earnings momentum.  Both of these transactions will close in the fourth quarter.  Given the continued progress of our 2018 business plan, we are narrowing our 2018 FFO guidance range from $1.35 to $1.41 per share to $1.36 to $1.40 per share.  We are also introducing our 2019 FFO guidance range of $1.37 to $1.47 per share which includes the impact of the announced transaction activity and a $0.03 per share reduction due to a new lease accounting standard.  Our 2019 guidance at the midpoint represents a comparable 5% annual FFO growth rate.”

Third Quarter Highlights

Financial Results

▪	Net loss available to common shareholders; ($43.0) million, or ($0.24) per diluted share, which includes an impairment charge totaling ($56.9) million, or ($0.32) per diluted share.
▪	Funds from Operations (FFO); $63.2 million, or $0.35 per diluted share.

Portfolio Results

▪	Core portfolio was 93.0% occupied and 95.1% leased.
▪	Signed 526,000 square feet of new and renewal leases.
▪	Achieved 75% tenant retention ratio.
▪	Rental rate mark-to-market increased 11.4% on a GAAP basis and increased 3.0% on a cash basis.

2018 Business Plan Revisions

▪	2018 Disposition Target Increase: 85% of Northern Virginia Joint Venture, or $265.2 million.
▪	2018 Acquisition Target Increase: 50% of Austin Investment, or $268.5 million.
▪	Speculative Review Target: Decrease from $26.3 million to $25.3 million.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622

▪	GAAP Same-Store Growth Rate: Adjust from (1)-1% to (1.5)-0%.
▪	GAAP Market-to-Market: Increase from 8-10% to 13-14%.
▪	Estimated Changes to 2018 Net Income (In $millions):

Gain and Promote on Austin Portfolio Transaction$127.3

Impairment on Sale of Northern Virginia Assets   (56.9)

Net Increase to Net Income$  70.4

The net increase to 2018 net income represents $0.39 per diluted share and will not be included in FFO.

2019 Business Plan and Guidance Introduced

▪	Net income: $0.36 to $0.46 per diluted share
▪	FFO: $1.37 to $1.47 per diluted share
▪	Same Store Growth Range: 1-3% cash and 0-2% GAAP
▪	Rental Rate Mark-to-Market Range: 8-10% GAAP and 2-4% cash
▪

Effective January 1, 2019, we will implement a new lease accounting standard that will modify our accounting for leases, ground leases and the capitalization of lease related pursuit costs.  We estimate that the implementation of the new standard will reduce earnings by $4.6 million.  Our 2019 guidance reflects the $4.6 million, or $0.03 per diluted share, reduction in our net income available to shareholders and FFO to reflect the implementation of the new accounting standard.

Transaction Activity

Austin Investment

▪

On October 17, 2018, we entered into an agreement to acquire our partner’s entire 50% interest in the 12 remaining buildings within the DRA Austin real estate venture (“Austin Portfolio”) containing 1,570,123 square feet, located in Austin, Texas, valuing the portfolio at $537.0 million, or $342 per square foot.  The Austin Portfolio is currently encumbered by $246.5 million of mortgage indebtedness that we intend to pay-off at closing or during the first quarter of 2019.  Upon closing, the joint venture generated a 27% internal rate of return to our shareholders.  We anticipate the transaction closing during the fourth quarter 2018 and will fund the acquisition using cash-on-hand, proceeds from the anticipated Northern Virginia Joint Venture and our unsecured line of credit.

Dispositions

Northern Virginia Joint Venture

▪

On October 16, 2018, we entered into an agreement with the Rockpoint Group to sell a portfolio of 8 properties (the “Portfolio”) containing an aggregate of 1,293,197 square feet, located in the Northern Virginia, for a sales price of $312.0 million.  We retained a 15% equity interest in the Portfolio through an unconsolidated real estate venture (the “JV”).  To partially fund the acquisition, the JV will secure mortgage financing.  As of September 30, 2018, the Portfolio was classified as held for sale.

National Training Center

▪

On May 18, 2018, Subaru exercised its option to purchase the National Training Center in Camden, New Jersey.  During the third quarter 2018, we placed the National Training Center into service and Subaru took occupancy.  Subaru will purchase the property during the fourth quarter 2018.  At closing, we estimate the gross purchase price will approximate $47.7 million, we expect to record a gain totaling approximately $3.5 million, and receive proceeds of approximately $45.2 million.

Finance Activity

▪

As previously disclosed, on July 17, 2018, we amended our revolving credit facility to extend the maturity date from May 15, 2019 to July 15, 2022 with two six-month extensions.  In addition, we lowered our interest rate borrowing margin by 10 basis points and reduced our financial covenant requirements.

▪

On August 1, 2018, the MAP Venture refinanced its mortgage loan which reduced the interest rate to LIBOR + 2.45% capped at a total maximum interest rate of 6.0%, and extended the maturity date to August 1, 2023.

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2018.
▪	We have $70.0 million of cash and cash equivalents on-hand as of September 30, 2018.

Results for the Three and Nine-Month Periods Ended September 30, 2018

Net loss allocated to common shares totaled ($43.0) million or ($0.24) per diluted share in the third quarter of 2018 compared to a net income of $18.8 million or $0.11 per diluted share in the third quarter of 2017.  The 2018 results include an impairment charge totaling ($56.9) million, or ($0.32) per diluted share.

FFO available to common shares and units in the third quarter of 2018 totaled $63.2 million or $0.35 per diluted share versus $61.9 million or $0.35 per diluted share in the third quarter of 2017.  Our third quarter 2018 payout ratio ($0.18 common share distribution / $0.35 FFO per diluted share) was 51.4%.

Net income allocated to common shares totaled $14.1 million or $0.08 per diluted share for the first nine months of 2018 compared to net income of $42.2 million or $0.24 per diluted share in the first nine months of 2017.  The 2018 results include an impairment charge totaling ($56.9) million, or ($0.32) per diluted share.

Our FFO available to common shares and units for the first nine months of 2018 totaled $183.4 million, or $1.01 per diluted share compared to FFO available to common shares and units of $175.5 million, or $0.99 per diluted share, for the first nine months of 2017.  Our first nine months 2018 FFO payout ratio ($0.54 common share distribution / $1.01 FFO per diluted share) was 53.5%.

Operating and Leasing Activity

In the third quarter of 2018, our Net Operating Income (NOI) excluding termination revenues and other income items increased 3.4% on a GAAP basis and increased 13.7% on a cash basis for our 76 same store properties, which were 93.1% and 92.4% occupied on September 30, 2018 and September 30, 2017, respectively.

We leased approximately 526,000 square feet and commenced occupancy on 336,000 square feet during the third quarter of 2018.  The third quarter occupancy activity includes 140,000 square feet of renewals, 121,000 square feet of new leases and 75,000 square feet of tenant expansions.  We have an additional 302,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2018.

We achieved a 75% tenant retention ratio in our core portfolio with net absorption of 50,000 square feet during the third quarter of 2018.  Third quarter rental rate growth increased 11.4% as our renewal rental rates increased 6.3% and our new lease/expansion rental rates increased 17.1%, all on a GAAP basis.

At September 30, 2018, our core portfolio of 78 properties comprising 14.3 million square feet was 93.0% occupied and we are now 95.1% leased (reflecting new leases commencing after September 30, 2018).

Distributions

On September 11, 2018, our Board of Trustees declared a quarterly dividend distribution of $0.18 per common share that was paid on October 18, 2018 to shareholders of record as of October 4, 2018.

2018 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our previously issued 2018 net income guidance of $0.29 to $0.35 per diluted share to $0.76 to $0.80 per diluted share and adjusting our previously issued 2018 FFO guidance of $1.35 to $1.41 per diluted share to $1.36 to $1.40 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2018 FFO and earnings per diluted share:

Guidance for 2018		Range

Earnings per diluted share allocated to common shareholders	$0.69	to	$0.73
Less: Impairment & estimated net (gain) loss on sale of real estate transactions and promote income	(0.39)		(0.39)
Plus: Real estate depreciation, amortization	1.06		1.06

FFO per diluted share	$1.36	to	$1.40

Our 2018 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2018 and 95-96% leased;
▪	13-14% GAAP increase in overall lease rates during 2018 with a resulting (1.5)-0% (decrease)/increase in 2018 same store GAAP NOI;
▪	(2)-2% cash (decrease)/increase in overall lease rates during 2018 with a resulting 1-3% increase in 2018 same store cash NOI;
▪	Speculative Revenue Target: $25.3 million, 96% achieved;
▪	$0.18 per share quarterly dividend;
▪	Acquisition Activity: Austin Investment, 50% of $537.0 million, or $268.5 million;
▪	Sales Activity: $366.0 million, represents sales of evo and Northern Virginia Joint Venture;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 182.0 million fully diluted weighted average common shares.

2019 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are introducing our 2019 net income guidance of $0.36 - $0.46 per diluted share and 2019 FFO guidance of $1.37 - $1.47 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2019 FFO and earnings per diluted share:

Guidance for 2019		Range

Earnings per diluted share allocated to common shareholders	$0.36	to	$0.46
Plus: real estate depreciation, amortization	1.01		1.01

FFO per diluted share	$1.37	to	$1.47

Our 2019 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2019 and 95-96% leased;
▪	8-10% GAAP increase in overall lease rates;
▪	2-4% cash increase in overall lease rates;
▪	0-2% increase in 2019 same store GAAP NOI;
▪	1-3% increase in 2019 same store cash NOI;
▪	Speculative Revenue Target: $31.0 million, 65% achieved;
▪	Change in Lease Accounting Treatment: $4.6 million, or $0.03 per diluted share;
▪	$0.18 per share quarterly dividend;
▪	Acquisition Activity: none
▪	Sales Activity: none;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 182.0 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 184 properties and 25.3 million square feet as of September 30, 2018, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss updated earnings guidance for fiscal 2018 on Thursday, October 18, 2018, during the company’s earnings call.  The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour.  The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 9359369.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, November 2, 2018, by calling 1-855-859-2056 and entering access code 9359369.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Fourth Quarter 2018 Conference Call

We anticipate we will release our fourth quarter 2018 earnings on Wednesday, January 30, 2019, after the market close and will host our fourth quarter 2018 conference call on Thursday, January 31, 2019 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.  The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors.  The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships.  In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions.  NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations.  NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,429,048	$3,832,348
Accumulated depreciation	(845,674)	(895,091)
Operating real estate investments, net	2,583,374	2,937,257
Construction-in-progress	157,075	121,188
Land held for development	77,578	98,242
Prepaid leasehold interests in land held for development, net	40,100	-
Total real estate investments, net	2,858,127	3,156,687
Assets held for sale, net	297,194	392
Cash and cash equivalents	70,360	202,179
Accounts receivable, net of allowance of $3,782 and $3,467 as of September 30, 2018 and December 31, 2017, respectively	13,871	17,938
Accrued rent receivable, net of allowance of $13,562 and $13,645 as of September 30, 2018 and December 31, 2017, respectively	178,013	169,760
Investment in real estate ventures, at equity	167,782	194,621
Deferred costs, net	97,004	96,695
Intangible assets, net	55,139	64,972
Other assets	186,132	92,204
Total assets	$3,923,622	$3,995,448
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$322,588	$317,216
Unsecured term loan, net	248,677	248,429
Unsecured senior notes, net	1,366,272	1,365,183
Accounts payable and accrued expenses	116,994	107,074
Distributions payable	32,492	32,456
Deferred income, gains and rent	26,731	42,593
Acquired lease intangibles, net	17,680	20,274
Liabilities related to assets held for sale	826	-
Other liabilities	14,559	15,623
Total liabilities	$2,146,819	$2,148,848

Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 178,602,602 and 178,285,236 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1,787	1,784
Additional paid-in-capital	3,223,817	3,218,564
Deferred compensation payable in common shares	14,021	12,445
Common shares in grantor trust, 977,120 and 894,736 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	(14,021)	(12,445)
Cumulative earnings	674,599	660,174
Accumulated other comprehensive income	10,239	2,399
Cumulative distributions	(2,150,463)	(2,053,741)
Total Brandywine Realty Trust's equity	1,759,979	1,829,180
Noncontrolling interests	16,824	17,420
Total beneficiaries' equity	1,776,803	1,846,600
Total liabilities and beneficiaries' equity	$3,923,622	$3,995,448

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Rents	$107,580	$102,557	$321,597	$307,446
Tenant reimbursements	20,557	17,239	59,094	53,812
Termination fees	498	200	1,630	2,013
Third party management fees, labor reimbursement and leasing	4,944	6,918	17,531	20,483
Other	1,419	1,524	5,290	3,395
Total revenue	134,998	128,438	405,142	387,149
Operating expenses:
Property operating expenses	37,833	36,847	115,052	110,947
Real estate taxes	12,433	11,235	37,272	34,062
Third party management expenses	2,612	2,619	9,605	7,391
Depreciation and amortization	43,900	42,429	130,908	132,584
General and administrative expenses	5,963	5,813	22,209	21,797
Provision for impairment	56,865	-	56,865	3,057
Total operating expenses	159,606	98,943	371,911	309,838
Operating income (loss)	(24,608)	29,495	33,231	77,311
Other income (expense):
Interest income	1,220	79	2,564	635
Interest expense	(19,257)	(19,732)	(58,091)	(61,473)
Interest expense - amortization of deferred financing costs	(618)	(577)	(1,872)	(1,807)
Equity in income (loss) of Real Estate Ventures	1	(5,723)	(1,182)	(5,387)
Net gain (loss) on disposition of real estate	-	-	(35)	8,411
Net gain on sale of undepreciated real estate	-	953	2,859	953
Net gain on Real Estate Venture transactions	-	13,758	37,263	28,340
Net income (loss) before income taxes	(43,262)	18,253	14,737	46,983
Income tax (provision) benefit	-	793	(158)	1,032
Net income (loss)	(43,262)	19,046	14,579	48,015
Net (income) loss attributable to noncontrolling interests	339	(170)	(167)	(384)
Net income (loss) attributable to Brandywine Realty Trust	(42,923)	18,876	14,412	47,631
Distribution to preferred shareholders	-	-	-	(2,032)
Preferred share redemption charge	-	-	-	(3,181)
Nonforfeitable dividends allocated to unvested restricted shareholders	(80)	(73)	(280)	(245)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(43,003)	$18,803	$14,132	$42,173

PER SHARE DATA
Basic income (loss) per Common Share	$(0.24)	$0.11	$0.08	$0.24
Basic weighted average shares outstanding	178,602,622	175,433,657	178,515,993	175,315,581

Diluted income (loss) per Common Share	$(0.24)	$0.11	$0.08	$0.24
Diluted weighted average shares outstanding	178,602,622	176,835,022	179,752,544	176,599,332

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Funds from Operations:
Net income (loss) attributable to common shareholders	$(43,003)	$18,803	$14,132	$42,173
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	(359)	158	121	359
Nonforfeitable dividends allocated to unvested restricted shareholders	80	73	280	245
Net gain on real estate venture transactions	-	(13,758)	(37,263)	(28,340)
Net (gain) loss on disposition of real estate	-	-	35	(8,411)
Provision for impairment	56,865	-	56,865	2,730
Other than temporary impairment of equity method investment	-	4,844	-	4,844
Depreciation and amortization:
Real property	35,011	34,742	104,798	104,340
Leasing costs including acquired intangibles	8,482	7,464	24,932	27,713
Company’s share of unconsolidated real estate ventures	6,334	9,816	20,230	30,505
Partners’ share of consolidated real estate ventures	(57)	(54)	(166)	(177)
Funds from operations	$63,353	$62,088	$183,964	$175,981
Funds from operations allocable to unvested restricted shareholders	(157)	(162)	(528)	(511)
Funds from operations available to common share and unit holders (FFO)	$63,196	$61,926	$183,436	$175,470

FFO per share - fully diluted	$0.35	$0.35	$1.01	$0.99

Weighted-average shares/units outstanding - fully diluted	181,253,953	178,314,821	181,232,343	178,079,131

Distributions paid per common share	$0.18	$0.16	$0.54	$0.48

FFO payout ratio (distributions paid per common share/FFO per diluted share)	51.4%	45.7%	53.5%	48.5%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 3rd QUARTER

(unaudited and in thousands)

Of the 93 properties owned by the Company as of September 30, 2018, a total of 76 properties ("Same Store Properties") containing an aggregate of 14.2 million net rentable square feet were owned for the entire three-month periods ended September 30, 2018 and 2017. As of September 30, 2018, two properties were recently completed/acquired, two properties were in development and five properties were in redevelopment. Average occupancy for the Same Store Properties was 92.9% during 2018 and 92.0% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2018	2017
Revenue
Rents	$93,210	$90,854
Tenant reimbursements	19,109	16,793
Termination fees	498	200
Other	345	541
Total revenue	113,162	108,388

Operating expenses
Property operating expenses	32,193	31,072
Real estate taxes	10,520	9,270
Net operating income	$70,449	$68,046

Net operating income - percentage change over prior year	3.5%

Net operating income, excluding net termination fees & other	$69,606	$67,305

Net operating income, excluding net termination fees & other - percentage change over prior year	3.4%

Net operating income	$70,449	$68,046
Straight line rents & other	(1,978)	(7,961)
Above/below market rent amortization	(406)	(457)
Amortization of tenant inducements	238	312
Non-cash ground rent	22	22
Cash - Net operating income	$68,325	$59,962

Cash - Net operating income - percentage change over prior year	13.9%

Cash - Net operating income, excluding net termination fees & other	$67,265	$59,161

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	13.7%

	Three Months Ended September 30,
	2018	2017
Net income (loss):	$(43,262)	$19,046
Add/(deduct):
Interest income	(1,220)	(79)
Interest expense	19,257	19,732
Interest expense - amortization of deferred financing costs	618	577
Equity in (income) loss of Real Estate Ventures	(1)	5,723
Net gain on Real Estate Venture transactions	-	(13,758)
Net gain on sale of undepreciated real estate	-	(953)
Depreciation and amortization	43,900	42,429
General & administrative expenses	5,963	5,813
Income tax benefit	-	(793)
Provision for impairment	56,865	-
Consolidated net operating income	82,120	77,737
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(11,671)	(9,691)
Same store net operating income	$70,449	$68,046

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – NINE MONTHS

(unaudited and in thousands)

Of the 93 properties owned by the Company as of September 30, 2018, a total of 73 properties ("Same Store Properties") containing an aggregate of 13.0 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2018 and 2017. As of September 30, 2018, five properties were recently completed/acquired, two properties were in development and five properties were in redevelopment. Average occupancy for the Same Store Properties was 92.9% during 2018 and 94.4% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2018	2017
Revenue
Rents	$247,836	$249,669
Tenant reimbursements	49,750	47,914
Termination fees	1,630	1,536
Other	1,197	1,422
Total revenue	300,413	300,541

Operating expenses
Property operating expenses	88,207	86,085
Real estate taxes	30,000	26,797
Net operating income	$182,206	$187,659

Net operating income - percentage change over prior year	-2.9%

Net operating income, excluding net termination fees & other	$179,379	$184,701

Net operating income, excluding net termination fees & other - percentage change over prior year	-2.9%

Net operating income	$182,206	$187,659
Straight line rents & other	(982)	(5,943)
Above/below market rent amortization	(1,266)	(2,244)
Amortization of tenant inducements	561	697
Non-cash ground rent	67	67
Cash - Net operating income	$180,586	$180,236

Cash - Net operating income - percentage change over prior year	0.2%

Cash - Net operating income, excluding net termination fees & other	$177,096	$176,349

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	0.4%

	Nine Months Ended September 30,
	2018	2017
Net income:	$14,579	$48,015
Add/(deduct):
Interest income	(2,564)	(635)
Interest expense	58,091	61,473
Interest expense - amortization of deferred financing costs	1,872	1,807
Equity in loss of Real Estate Ventures	1,182	5,387
Net gain on Real Estate Venture transactions	(37,263)	(28,340)
Net (gain) loss on disposition of real estate	35	(8,411)
Net gain on sale of undepreciated assets	(2,859)	(953)
Depreciation and amortization	130,908	132,584
General & administrative expenses	22,209	21,797
Income tax provision (benefit)	158	(1,032)
Provision for impairment	56,865	3,057
Consolidated net operating income	243,213	234,749
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(61,007)	(47,090)
Same store net operating income	$182,206	$187,659